Exhibit 10.1
[Archway Marketing Holdings, Inc. LETTERHEAD]
September 14, 2008
Union Street Acquisition Corp.
102 South Union Street
Alexandria, VA 22314
Ladies and Gentlemen:
     We acknowledge that Union Street Acquisition Corp. (“USQ”) had previously entered into that certain Stock Purchase Agreement, dated February 26, 2008, by and among USQ, Argenbright, Inc. (“Argenbright”) and Archway Marketing Services, Inc. (“Archway”) (the “Stock Purchase Agreement”), whereby, among other things, USQ agreed to purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway. In connection with the negotiation, execution and delivery of the Stock Purchase Agreement, we acknowledge that USQ had committed its resources, time and effort in furtherance of trying to consummate the transactions set forth in the Stock Purchase Agreement, including performing legal and financial due diligence on Archway, which resources, time and effort have benefited us in connection with our execution and delivery of that certain Agreement and Plan of Merger, by and among Archway Marketing Holdings, Inc. (“HoldCo”), Archway Marketing Acquisition, Inc., a wholly-owned subsidiary of HoldCo (“MergerSub”), Argenbright and Archway (the “Merger Agreement”), whereby MergerSub will merge with and into Archway with Archway continuing as the surviving entity (the “Alternative Transaction”).
     In consideration of USQ’s efforts and the benefit that such efforts have conferred upon us, we hereby agree that upon closing of the Alternative Transaction, but only upon the closing of the Alternative Transaction, we will pay to USQ a fee of $750,000 in immediately available funds.
     If the terms of this letter agreement are acceptable to you, please sign and return a counterpart to us.

Archway Marketing Holdings, Inc.

By:	/s/ James S Hoch
Name:	James S Hoch
Title:	President
Accepted and Agreed
as of the date
first written above:
Union Street Acquisition Corp.

By: Name:	/s/ Brian H. Burke Brian H. Burke
Title:	Chief Financial Officer